EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-205377, Nos. 333-202469, Nos. 333-168762, 333-143277, 333-134460, 333-128049, 333-128046, 333-64222, 333-31855, 333-31857) and Form S-3 (Nos. 333-80927) of Panera Bread Company of our report dated February 18, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 18, 2016